Exhibit 25.1

                             REGISTRATION STATEMENT

                            LIMITED POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint R. David Hoover, Albert R. Schlesinger, and George A. Sissel, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the S-8 Registration Statement of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1933, as amended, and to sign any amendment or amendments (including pre-effective and post-effective amendments) to such S-8 Registration Statement in the matter of the Corporation Common Stock Fund offered pursuant to the Ball Corporation Salary Conversion and Employee Stock Ownership Plan, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Dated:  July 23, 1997

/S/ R. David Hoover                       /S/ Frank A. Bracken
R. David Hoover           Officer         Frank A. Bracken            Director

/S/ Albert R. Schlesinger                 /S/ Howard M. Dean
Albert R. Schlesinger     Officer         Howard M. Dean              Director

/S/ George A. Sissel                      /S/ John T. Hackett
George A. Sissel          Officer         John T. Hackett             Director

                                          /S/ R. David Hoover
                                          R. David Hoover             Director

                                          /S/ John F. Lehman
                                          John F. Lehman              Director

                                          /S/ George McFadden
                                          George McFadden             Director

                                          /S/ Ruel C. Mercure, Jr.
                                          Ruel C. Mercure, Jr.        Director

                                          /S/ Jan Nicholson
                                          Jan Nicholson               Director

                                          /S/ George A. Sissel
                                          George A. Sissel            Director


                                          William P. Stiritz           Director